                                                                                                                                                                                                                                                                                                                                            Exhibit 4.5

MACY'S, INC.

DEFERRED COMPENSATION PLAN

(As initially effective as of January 1, 2014)

SECTION 1

INTRODUCTION TO PLAN

1.1       Name and Sponsor of Plan. The name of this Plan is the Macy's, Inc. Deferred Compensation Plan, and its sponsor is Macy's.

1.2       Purpose of Plan.  The purpose of the Plan is to provide deferred compensation for a select group of management and highly compensated employees of the Company.

1.3       Effective Amendment Date of Plan.  The Plan is initially effective as of January 1, 2014.  It is not a continuation of any prior plan of Macy's.

SECTION 2

GENERAL DEFINITIONS

For all purposes of the Plan, the following terms of this section 2 shall have the meanings hereinafter set forth, unless the context clearly indicates otherwise.

2.1        “Account” means, with respect to any Participant, the bookkeeping account maintained for the Participant under the terms of this Plan and to which amounts are credited or otherwise allocated under the subsequent sections of the Plan in order to help determine the Participant's benefits under the Plan.  As is indicated elsewhere in the Plan, a Participant’s Account may be divided into subaccounts to the extent necessary to properly administer the Plan.

2.2        “Aggregate Elective Deferrals” means, with respect to any Participant and for any Plan Year, the sum of (i) the Participant's Basic Salary and Incentive Award Payment amounts that are credited to the Participant’s Account under the Plan as of dates within such Plan Year and (ii) the Participant’s elective deferrals (as defined in Code Section 402(g)(3)) that are credited to the Participant’s account under and pursuant to the Macy's 401(k) Plan as of dates within such Plan Year.

2.3        “Basic Salary” means, with respect to any Employee, the basic salary (not including awards, bonuses, or any other remuneration not treated by the Company as part of the Employee’s base rate of salary) payable to the Employee by the Company.

2.4        “Beneficiary” means, with respect to any Participant, the person or entity designated by the Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant’s death.  If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his or her “Beneficiary” shall be deemed to be his or her surviving spouse or, if none, his or her estate.

2.5        “Board” means the Board of Directors of Macy’s.

2.6        “Change in Control” means  the occurrence of any of the events described in subsection 2.6(a), (b), and (c) hereof.   All of such events shall be determined under and subject to all of the terms of Section 1.409A-3(i)(5) of the Treasury Regulations.

(a)        A change in the ownership of Macy’s (within the meaning of Section 1.409A-3(i)(5)(v) of the Treasury Regulations).  In very general terms, Section 1.409A-3(i)(5)(v) of the Treasury Regulations provides that a change in the ownership of Macy’s occurs when a person or more than one person acting as a group acquires outstanding stock of Macy’s that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Macy’s.

(b)       A change in the effective control of Macy’s (within the meaning of Section 1.409A-3(i)(5)(vi) of the Treasury Regulations).   In very general terms, Section 1.409A-3(i)(5)(vi) of the Treasury Regulations provides that a change in the effective control of Macy’s occurs either:

(1)              when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Macy’s possessing 30% or more of the total voting power of the stock of Macy’s; or

(2)              when a majority of members of the Board is replaced during any twelve-month  period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c)       A change in the ownership of a substantial portion of the assets of Macy’s (within the meaning of Section 1.409A-3(i)(5)(vii) of the Treasury Regulations).  In very general terms, Section 1.409A-3(i)(5)(vii)  of the Treasury Regulations provides that a change in the ownership of a substantial portion of the assets of Macy’s occurs when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from Macy’s that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Macy’s immediately prior to such acquisition or acquisitions.

2.7        “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended.  A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any section of the Treasury Regulations that is issued under such section.

2.8        “Committee” means the committee appointed to administer the Plan under the provisions of subsection 9.1 hereof.

2.9        “Company” means all of the Employers considered collectively.

2.10      “Compensation” means, as to any Participant and with respect to any Plan Year, the amount of the Participant’s remuneration from the Company that would be considered the Participant’s “compensation” under the Macy’s 401(k) Plan for purposes of determining the Company’s “matching contributions” under and as defined in the Macy’s 401(k) Plan for such Plan Year if: (i) except to the extent otherwise noted in clause (ii), the terms of the Macy’s 401(k) Plan as in effect on the first day of such Plan Year never changed and were to apply to such Plan Year in its entirety; and (ii) the Tax-Qualified Plan Annual Compensation Limit and the terms of the Macy’s 401(k) Plan that are intended to reflect that limit were disregarded for such Plan Year.

2.11      “Effective Date” means January 1, 2014.

2.12      “Eligible Employee” means, with respect to any Plan Year (or any other period described in subsection 3.2 hereof), any Employee who, pursuant to the provisions of section 3 hereof, is eligible to elect to have contributions made on his or her behalf under the Plan pursuant to the provisions of section 4 hereof for such Plan Year (or such other period).

2.13      “Employee” means any person who (i) is a common law employee of the Company (i.e., a person whose work procedures are subject to control by the Company) and paid by the Company from an employee payroll of the Company and (ii) is treated by the Company as exempt from the premium overtime pay requirements of the federal Fair Labor Standards Act of 1938, as amended.

2.14      “Employer” means each of:  (i) Macy’s; and (ii) each other corporation or other organization that is deemed to be a single employer with Macy’s under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes Macy’s or under common control with Macy’s).

2.15      “ERISA” means the Employee Retirement Income Security Act of 1974, as it exists as of the Effective Date and as it may thereafter be amended.  A reference to a specific section of ERISA shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section.

2.16      “Fiscal Year” means Macy’s tax year for federal income tax purposes.  As of the Effective Date, the last day of the “Fiscal Year” is the Saturday that is nearest to January 31 of a calendar year.

2.17      “Incentive Award Payment” means, with respect to any Employee, any amount that becomes payable to the Employee pursuant to an award that is granted to the Employee under the Macy’s Annual Incentive Plan with respect to a Fiscal Year.

2.18      “Macy’s” means Macy’s, Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Macy’s, Inc. that results from a merger or similar transaction).

2.19      “Macy’s Annual Incentive Plan” means the incentive compensation plans that are maintained by the Company and under which annual performance-based compensation awards are made to executives of the Company, as such plans are in effect as of the Effective Date and as they may be amended or added after such date.  As of the Effective Date, such plans include the Senior Executive Incentive Compensation Plan and the Incentive Compensation Plan (both of which are maintained by Macy’s).

2.20      “Macy’s 401(k) Plan” means the Macy’s, Inc. 401(k) Retirement Investment Plan, as such plan is in effect as of the Effective Date and as it may be amended after such date.  The Macy’s 40l(k) Plan is intended to be a tax-qualified plan under Section 40l(a) of the Code and generally permits Employees  to elect to make contributions to such plan from their pay and provides for the Company to make matching contributions (contributions that are made in relation to the elective contributions of Employees) to such plan.

2.21      “Participant” means, at any time, a person who (i) is an Eligible Employee with respect to a Plan Year (or other period described in subsection 3.2 hereof) which has not yet ended or (ii) has amounts still allocated to an Account held for him or her under the Plan.  Such a person shall remain a Participant until the first date on which he or she is not an Eligible Employee with respect to a Plan Year in which such date occurs and any amounts that may have been allocated to his or her Account under the Plan have been fully paid and/or forfeited, as the case may be.

2.22      “Plan” means the Macy’s, Inc. Deferred Compensation Plan, as set forth in this document (and as such plan may be amended after the Effective Date).

2.23      “Plan Year” refers to the twelve month period on which Plan records are kept and means a calendar year that begins on or after the Effective Date.  The first Plan Year of the Plan is the calendar year that begins on the Effective Date.  The Plan Year also serves as the plan year of the Macy’s 40l(k) Plan for periods that begin after December 31, 2013.

2.24      “Tax-Qualified Plan Annual Compensation Limit” means, with respect to any calendar year, the annual compensation limit that, for any plan that is subject to Code Section 40l(a), applies for that plan's plan year which begins in such calendar year under Section 40l(a)(l7) of the Code (as such limit is adjusted as of January 1 of such calendar year under Section 40l(a)(l7)(B) of the Code).

2.25      “Total Disability” or “Totally Disabled” means or refers to, with respect to any Participant, the Participant’s permanent and continuous  mental or physical inability by reason of injury, disease, or condition to meet the requirements of any employment for wage or profit.  A Participant shall be deemed to be disabled for purposes of the Plan only when both of the two requirements set forth in subsection 2.25(a) and (b) are met.

(a)                 First, a licensed physician or psychiatrist must provide to the Committee a written opinion that the Participant is totally disabled as that term is defined herein.

(b)                Second, the Participant must be eligible for and receive total disability benefits under Section 223 of the federal Social Security Act, as amended, or any similar or subsequent section or act of like intent or purpose (unless the Committee determines, based on the written opinion of a licensed physician or psychiatrist provided the Committee pursuant to subsection 2.25(a) hereof, that the Participant would be likely to qualify for such total disability benefits if he or she survived a sufficient amount of time to be processed for and receive such benefits but that he or she is also likely to die before he or she would otherwise be determined by the Social Security  Administration  or other applicable government agency to qualify for or to receive such benefits).

2.26      “Treasury Regulations” means all final regulations issued by the U.S. Department of the Treasury under the Code, as such regulations exist as of the Effective Date and as they are subsequently amended, renumbered, or superseded.   A reference to a specific section or paragraph of the Treasury Regulations shall be deemed to be a reference to the provisions of such section or paragraph as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

SECTION 3

ELIGIBILITY FOR PLAN AND PLAN ACCOUNTS

3.1        General Rules of Eligibility for Plan Year.   Subject to the provisions of subsection 3.3 hereof, an Employee shall be eligible to actively participate in the Plan, and hence shall be considered an “Eligible Employee” in the Plan, with respect to any Plan Year (for purposes of this subsection 3.1, the “subject Plan Year”) if he or she meets all of the following conditions:

(a)                he or she has, prior to the start of the subject Plan Year, both been credited with a year of Eligibility Service (as defined in and determined under the Macy’s 40l(k) Plan) and attained at least age 21;

(b)                the sum of his or her annual rate of Basic Salary in effect as of the latest September 1 that precedes the start of the subject Plan Year and his or her targeted bonus under the Macy’s Annual Incentive Plan for the Fiscal Year in which such September 1 falls exceeds the Tax-Qualified Plan Annual Compensation Limit that applies to the calendar year that immediately precedes the calendar year with or in which the subject Plan Year begins;

(c)                he or she is an Employee at the start of the subject Plan Year; and

(d)                he or she represents to the Committee by the start of the subject Plan Year that his or her tax year for federal income tax purposes is a calendar year.

3.2        Special Rules of Eligibility for First Plan Year of Eligibility.  This subsection 3.2 provides a special eligibility rule for an Employee (for purposes of this subsection 3.2, a “new Employee”) who both is credited with a year of Eligibility Service (as defined in and determined under the Macy’s 40l(k) Plan) and attains at least age 21 after the first day of a Plan Year but before the first day of the last quarter of such Plan Year.

(a)             Subject to the provisions  of subsection 3.3 hereof, a new Employee shall be eligible to participate in the Plan, and hence considered an “Eligible Employee” in the Plan, with respect to the period (for purposes of this subsection 3.2(a), the “subject period”) that begins on the first day of the first Plan Year quarter that begins after he or she has both been credited with a year of Eligibility Service (as defined in and determined under the Macy’s 40l(k) Plan) and attained at least age 21 and ends on the last day of the Plan Year in which the subject period begins if he or she meets both of the following conditions:

(1)               the sum of his or her annual rate of Basic Salary in effect as of his or her initial pay determination date and his or her targeted bonus under the Macy’s Annual Incentive Plan for the Fiscal Year in which his or her initial pay determination date falls exceeds the Tax-Qualified Plan Annual Compensation Limit that applies to the calendar year in which the subject period begins;

(2)               he or she is an Employee at the start of the subject period; and

(3)       he or she represents to the Committee by the start of the subject Plan Year that his or her tax year for federal income tax purposes is a calendar year.

(b)                For purposes of subsection 3.2(a) hereof, a new Employee's “initial pay determination date” means a date (i) that occurs in the 90-consecutive day period that ends on the date that immediately precedes the first day of the first Plan Year quarter that begins after he or she has both been credited with a year of Eligibility Service (as defined in and determined under the Macy’s 40l(k) Plan) and attained at least age 21 and (ii) that is chosen by the Committee on a nondiscriminatory basis to be used for purposes of determining  the new Employee’s eligibility to become a Participant in the Plan.

3.3           Active Participants Must Be Select Group of Management and Highly Compensated Employees and Loss of Active Participant Status. Macy’s has determined that the conditions that are required under subsections 3.1 and 3.2 hereof to become an Eligible Employee in the Plan with respect to any Plan Year (or any other period described in subsection 3.2 hereof) will result in any Employee who becomes an Eligible Employee for such Plan Year (or such other period) being part of a select group of management and highly compensated employees of the Company within the meaning of Sections 201, 301, and 401 of ERISA. Notwithstanding the foregoing or any other provision of the Plan, if the Committee determines at any time that any Employee is not a part of a select group of management or highly compensated employees within the meaning of Sections 201, 301, and 401 of ERISA, he or she will not be treated as an Eligible Employee with respect to any Plan Year (or any other period described in subsection 3.2 hereof) that begins after such determination is made, regardless of his or her ability still to satisfy the conditions of either subsection 3.1 or 3.2 hereof for such Plan Year (or such other period).

3.4           Accounts.

(a)                An Account shall be established for each Participant in the Plan.  Amounts shall be credited to a Participant’s Account in accordance with the subsequent sections of the Plan.

(b)               The Committee may create subaccounts under any Participant’s Account to the extent needed administratively (e.g., to account for different distribution rules that apply to different portions of the Participant’s Account).  For instance, subaccounts may be created under a Participant’s Account so that each subaccount reflects (i) all of the amounts allocated to such Account that are payable under the same payment rules of section 7 hereof (as to, e.g., the number of annual payments and the commencement date of the payments) and (ii) none of the amounts allocated to such Account that are payable under any different payment rules.

SECTION 4

ELECTIVE DEFERRALS AND COMPANY MATCH CREDITS TO ACCOUNTS

4.1            Deferrals of Basic Salary and Incentive Award Payments.

(a)                General Rules for Deferral Elections.   This subsection 4.1(a) applies to any Employee who, under the provisions of subsection 3.1 hereof, is an Eligible Employee with respect to any Plan Year (for purposes of this subsection 4.1(a), the "subject Plan Year").

(1)               Subject to the other subsections of this section 4 and to such administrative rules as the Committee may prescribe, the Eligible Employee may elect for the subject Plan Year, by completing a deferral agreement or deferral agreements and filing such agreement or agreements with a Plan representative by and no later than the end of the last day of the immediately preceding Plan Year (for purposes of this subsection 4.1(a), the “deadline day”), (i) to defer the receipt of any whole percent (up to but not greater than 50%) of his or her Basic Salary that is otherwise payable to him or her for services performed in the subject Plan Year and/or (ii) to defer the receipt of any whole percent (up to but not greater than 90%) of his or her Incentive Award Payment that is otherwise payable to him or her prior to his or her separation from service with the Company (under the Company's normal payment policies under the Macy's Annual Incentive Plan) and for services performed in the Fiscal Year that begins within the subject Plan Year.

(2)               Subject to the other subsections of this section 4 and to such administrative rules as the Committee may prescribe, the Eligible Employee may change, or terminate and thereby void, any deferral election that he or she has made for the subject Plan Year under the provisions of subsection 4.l(a)(1) hereof, by completing another appropriate agreement and filing such agreement with a Plan representative, up to but not after the end of the deadline day.  At the end of the deadline day, whatever deferral elections (or lack of deferral elections) he or she then has in effect shall become irrevocable for the subject Plan Year.

(b)               Special New Eligible Employee Rules for Deferral Elections.    This subsection 4.1(b) applies to any Employee who, under the provisions of subsection 3.2 hereof, is an Eligible Employee for the period (for purposes of  this subsection 4.1(b), the Employee’s “subject first year period”) that begins on the first day of the first Plan Year quarter that begins after he or she has both been credited with a year of Eligibility Service (as defined in and determined under the Macy’s 40l(k) Plan) and attained at least age 21 (and after the first day of the Plan Year in which such Plan Year quarter occurs) and ends on the last day of the Plan Year in which such Plan Year quarter occurs.

(1)            Subject to the other subsections of this section 4 and to such administrative rules as the Committee may prescribe, the Eligible Employee may elect for his or her subject first year period, by completing a deferral agreement and filing such agreement with a Plan representative by and no later than the end of the last day of the calendar month immediately preceding the first day of the subject first year period (with the last day of such preceding calendar month referred to, for purposes of this subsection 4.1(b), as his or her “deadline day”), to defer the receipt of any whole percent (up to but not greater than 50%) of his or her Basic Salary that is otherwise payable to him or her for services performed in the subject first year period.

(2)               Subject to the other subsections of this section 4 and to such administrative rules as the Committee may prescribe, the Eligible Employee may change, or terminate and thereby void, any deferral election that he or she has made for his or her subject first year period under the provisions of subsection 4.l(b)(1) hereof, by completing another appropriate agreement and filing such agreement with a Plan representative, up to but not after the end of his or her deadline day.  At the end of his or her deadline day, whatever deferral election (or lack of deferral election) he or she then has in effect shall become irrevocable for the subject first year period.

(c)                Allocation of Deferrals to Accounts.   Subject to the other subsections of this section 4 and to such administrative rules as the Committee may prescribe, any amount of Basic Salary or Incentive Award Payment the receipt of which is deferred under the Plan by a Participant pursuant to the provisions of subsection 4.1(a) and (b) hereof shall be credited to the Account of the Participant as of the day on which such deferred amount would otherwise have been paid to the Participant (but for his or her deferral election).

4.2            Company Match.

(a)                  Right To Company Match.   For each Plan Year for which a Participant (who is an Eligible Employee with respect to such Plan Year) has any Aggregate Elective Deferrals, there shall be credited to his or her Account the amount, if any, computed in accordance with the provisions of subsection 4.2(b) hereof (which amount shall be referred to in the Plan as a “Company match”).

(b)                  Amount of Company Match.    For any Plan Year in which a Company match is required to be made to a Participant’s Account pursuant to the provisions of subsection 4.2(a), the Company match to be credited to the Participant’s Account for such Plan Year shall be equal to the excess, if any, by which the amount determined under subsection 4.2(b)(l) hereof exceeds the amount determined under subsection 4.2(b)(2) hereof, where such subsections 4.2(b)(l) and 4.2(b)(2) are as follows.

(1)               The amount determined under this subsection 4.2(b)(l) shall be deemed to be equal to the sum of (i) 100% of the portion of the amount of the Participant’s Aggregate Elective Deferrals for such Plan Year that does not exceed 1% of the Participant’s Compensation for such Plan Year plus (ii) 50% of the portion of the amount of the Participant’s Aggregate Elective Deferrals for such Plan Year that exceeds 1% but does not exceed 6% of the Participant’s Compensation for such Plan Year.

(2)               The amount determined under this subsection 4.2(b)(2) shall be deemed to be equal to the greater of (i) the amount that the Company would have contributed for the Participant as “matching contributions” under and as defined in the Macy’s 40l(k) Plan (under all of the terms of such plan as in effect at the start of such Plan Year, including its then terms that reflect limits on plans subject to Code Section 401(a), on cash or deferred arrangements described in Code Section 401(k), and on matching contributions described in Code Section 40l(m), such as but not limited to the limits set forth under Code Sections 401(a)(l7), 40l(k)(3), 401(m)(2), and 415) with respect to such Plan Year if the Participant’s elective deferrals (as defined in Code Section 402(g)(3)) credited to the Participant’s account under and pursuant to the Macy’s 401(k) Plan as of dates within such Plan Year had been equal to the limit on such elective deferrals for such Plan Year that is provided under Code Section 402(g)(l)(A) and (B) and the Treasury Regulations issued thereunder (but with such limit determined without regard to Code Section 402(g)(l)(C) and Code Section 414(v)) or (ii) the actual amount that the Company contributes for the Participant as “matching contributions” under and as defined in the Macy’s 401(k) Plan for such Plan Year.

(c)                  Crediting of Company Match to Account.   Subject to such rules as the Committee may prescribe, any amount of a Company match applicable to a Participant for any Plan Year under the provisions of this subsection 4.2 shall be credited to the Account of the Employee as of the 31st day of the first March that begins after such Plan Year (or, in the sole discretion of the Committee, as of any earlier day in such March).

SECTION 5

ASSUMED INVESTMENT OF AND

ALLOCATION OF GAINS AND LOSSES TO ACCOUNTS

5.1            Assumed Investment of Account.    Any amounts credited to the Account of a Participant under subsection 4.1 or 4.2 hereof shall be assumed to have been invested in the investments designated or deemed to be designated by the Participant on a form provided by and filed with the Committee, and adjusted by reason of such assumed investments, in accordance with the provisions of subsections 5.2, 5.3, 5.4, and 5.5 hereof.

5.2            Start of Investment of Deferred Basic Salary and Incentive Award Payment Portion of Account.  Any portion of a Participant’s Account that is attributable to any deferred Basic Salary or Incentive Award Payment amount that is credited to the Participant’s Account under the provisions of subsection 4.1(c) hereof as of the day on which such deferred amount would otherwise have been paid to the Participant shall be assumed to have been invested beginning, and not before, a date that is not earlier than the day on which such amount is credited to the Account and not later than the seventh day after such crediting date and that, within such parameters, is chosen by the Committee in its discretion.

5.3            Start of Investment of Company Match Portion of Account.  Any portion of a Participant’s Account that is attributable to any Company match amount made with respect to a Plan Year and that is credited to the Participant’s Account under the provisions of subsection 4.2(c) hereof as of the 31st day of the first March that begins after such Plan Year (or, in the sole discretion of the Committee, as of any earlier day in such March) shall be assumed to have been invested beginning, and not before, a date that is not earlier than the day on which such amount is credited to the Account and not later than the last day of the Plan Year in which such crediting date occurs and that, within such parameters, is chosen by the Committee in its discretion.

5.4            Assumed Investments.    The Committee shall designate in notices or other documents provided to Participants a limited number of “assumed investments” for purposes of the Plan.  Such assumed investments will generally be (but will not be required to be) limited to mutual funds or similar types of investments.  Some or all of the assumed investments designated for the Plan may be changed by the Committee to other assumed investments, effective as of any date, in which case prior written notice of such change shall be provided by the Committee to all Participants.  In no event shall any such assumed investments include an investment that is designed to invest primarily in any securities of the Company.

(a)                  General Rules on Participant Designations of Assumed Investments.   The credits to any Participant’s Account made in accordance with section 4 hereof shall, beginning as of such dates as are determined under subsections 5.2 and 5.3 hereof, be assumed to have been invested among such assumed investments, and in such proportions, as is elected by the Participant through his or her completing an investment agreement and filing such agreement with a Plan representative, except that any investment direction of the Participant is subject to such reasonable administrative rules concerning such assumed investment directions as are adopted or used by the Committee.

(b)                  Initial Assumed Investment Election.   The Participant must elect, before the first date a credit made to the Account established for him or her under the Plan will start to be assumed to be invested under the provisions of subsections 5.2 and 5.3 hereof, the assumed investments in which his or her Account credits are to be initially assumed to be invested and the proportions of each credit initially assumed to be invested in each designated assumed investment.  Otherwise, the Participant shall be deemed to have elected that his or her Account credits will not be assumed to be invested in any investment until he or she makes an investment election under the provisions of this subsection 5.4 (or, if the Committee in its discretion so decides, the Participant shall be deemed to have elected that his or her Account credits will be assumed to be initially invested in an investment or investments chosen by the Committee).

(c)                  Change in Assumed Investment Election.    Further, the Participant may request a change in the assumed  investments of his or her Account and the proportions of his or her new Account credits assumed to be invested in each designated investment to other assumed investments and/or proportions effective as of the first day of any Plan Year, or as of any other date as the Committee may provide in its discretion, by completing another appropriate agreement and filing such agreement with a Plan representative prior to such date (or such earlier date as may be established by the Committee).

5.5            Adjustment of Account for Assumed Investment Returns and Losses.    The amounts credited to any Participant’s Account shall be adjusted as of the last day of each Plan Year, and as of such other dates as the Committee may provide in its discretion, to reflect the assumed investment gains or losses (since the last prior adjustment in the Account) that are attributable to the assumed investments in which his or her Account is deemed to be invested.  For purposes of this Plan, the assumed net investment gains and losses of the assumed investments of any amount which is credited to a Participant’s Account under the Plan shall be deemed to be “attributable” to such amount (and to the portion of such Account that reflects such amount).

SECTION 6

VESTING IN ACCOUNTS

6.1            Vesting as to Basic Salary and Incentive Award Payment Deferral Credits. A Participant shall always be fully (100%) vested in the portion of his or her Account under the Plan that is attributable to the Basic Salary and Incentive Award Payment amounts that are credited to such Account under the provisions of subsection 4.1 hereof.

6.2            Vesting as to Company Match Credits.

(a)                  Except as is otherwise provided under subsection 6.2(b) hereof, a Participant shall be fully (100%) vested in the portion of his or her Account under the Plan that is attributable to the Company match amounts that are credited to such Account under the provisions of subsection 4.2 hereof upon (and not until) the date he or she is credited with at least two years of Vesting Service.   In accordance with the terms of the immediately preceding sentence, and except as is otherwise provided under subsection 6.2(b) hereof, a Participant who separates from service with the Company prior to being credited with at least two years of Vesting Service shall have no (0%) vested interest in the amounts then credited to such portion of his or her Account and will forfeit the amounts then allocated to such Account portion.  For purposes of this subsection 6.2(a), a Participant's “Vesting Service” means the Employee’s service that is used to determine his or her vested right to a benefit under the Macy’s 401(k) Plan as such service is determined under the provisions of such plan.

(b)                  Notwithstanding any other provision of this section 6 to the contrary, a Participant shall be fully (100%) vested in the portion of his or her Account under the Plan that is attributable to the Company match amounts that are credited to such Account under the provisions of subsection 4.2 hereof (provided such Account portion has not previously been forfeited under the other provisions of the Plan) upon the earliest of the following:  (i)  the Participant's death prior to his or her separation from service with the Company;  (ii) the Participant becoming Totally Disabled prior to his or her separation from service with the Company; or  (iii) the occurrence of a Change in Control of the Company prior to his or her separation from service with the Company.

6.3            Effect of Nonvested Status of Company Match Portion of Account.   Any portion of an Account of a Participant that is at any time nonvested under the provisions of subsection 6.2 hereof shall not in any event, even when the provisions of section 7 hereof would otherwise permit a distribution of such Account portion at such time and notwithstanding any provision of section 7 hereof which may be read to the contrary, be able to be distributed to the Participant or any other party claiming through the Participant until such Account portion is no longer nonvested (and any distribution of such Account portion otherwise called for under section 7 hereof shall to the extent necessary be deferred until, and shall be made as of, the date such portion is no longer nonvested).

(a)                  References to Distributable Account Not To Include Nonvested Portion. Consistent with the rule set forth in the foregoing provisions of this subsection 6.3 and notwithstanding any other provision of section 7 hereof, any reference in any provision of section 7 hereof as to the distribution of the amounts allocated to a portion of the Account of a Participant at any time shall be deemed not to include the amounts allocated to any part of such Account portion that is then nonvested and such part shall be treated as if it were a separate class of Account until it is no longer nonvested.

(b)                  Forfeiture of Nonvested Portion of Account.   Further, if a Participant separates from service with the Company (other than by reason of his or her death or Total Disability) when any portion of the Account established for him or her is nonvested, he or she shall never be entitled to receive the amounts allocated to such Account portion and such amounts shall be forfeited on the date he or she so separates from service with the Company.

6.4            Deduction of Forfeitures From Account.   Any forfeiture of any portion of a Participant’s Account under the provisions of the Plan shall be charged, as of the date such forfeiture is deemed to be made under the other provisions of this Plan, to such Account portion (or, in other words, deducted from the amounts then allocated to such Account portion).  Except as is otherwise provided under administrative policies adopted by the Committee, any such forfeiture shall be charged among all of the types of assumed investments applicable to such Account portion, on a pro rata basis.

SECTION 7

DISTRIBUTIONS

7.1            General Distribution Rules for Deferred Basic Salary.     Subject to the following provisions of this section 7 and the other provisions of the Plan, this subsection 7.1 concerns the rules for payment of the portion of the Account of a Participant that is attributable to the amount of his or her Basic Salary that is otherwise payable to the Participant for services performed in any specific Plan Year but the receipt of which has been deferred by the Participant under the Plan (for purposes of subsection 7.l(a) hereof, the “subject year’s Basic Salary deferred amount”).

(a)                  Initial Distribution Election as to Commencement Date and Form of Payment.

(1)       Subject to the provisions of subsections 7.1(a)(2), (3), and (4) and 7.l(b) hereof and the subsections of section 7 hereof that follow subsection 7.3 hereof and to such administrative rules as the Committee may prescribe, the Participant may, in the same deferral agreement by which he or she elects under the Plan to defer the receipt of the subject year's Basic Salary deferred amount, elect that the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount shall be paid by any of the three payment methods described in subsection 7.l(a)(l)(A), (B), and (C) hereof.

(A)     Payment Method 1 -- Under the payment method described in this subsection 7.l(a)(l)(A) (for purposes of this subsection 7.1, “Payment Method I”), the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount shall be paid in one lump sum payment as of the date on which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, as of the date immediately following the date which is six months after the date he or she separates from service with the Company).

(B)          Payment Method 2 -- Under the payment method described in this subsection 7.l(a)(l)(B) (for purposes of this subsection 7.1, “Payment Method 2”), the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount shall:

(x)         commence to be paid as of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company or the date immediately following the date which is six months after the date he or she separates from service with the Company); and

(y)         be paid in one lump sum payment or in annual payments over two to fifteen years, as chosen by the Participant when he or she first elects or elected Payment Method 2 to apply to any portion of his or her Account that is attributable to an amount of the Participant's Basic Salary the receipt of which is deferred under the Plan.

(C)          Payment Method 3 -- Under the payment method described in this subsection 7.l(a)(l)(C) (for purposes of this subsection 7.1, “Payment Method 3”), the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount shall:

(x)         commence to be paid as of the earlier of (i) the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of the first day of the first March that begins after the end of  the Plan Year in which the Participant separates from service with the Company or the date immediately following the date which is six months after the date he or she separates from service with the Company) or (ii) any fixed date (for purposes of this subsection 7.1, “Payment Method 3’s initial fixed commencement date”), as chosen by the Participant when he or she first elects or elected Payment Method 3 to apply to any portion of his or her Account that is attributable to an amount of the Participant's Basic Salary the recepit of which is deferred under the Plan; and

(y)         be paid in one lump sum payment or in annual payments over two to five years, as chosen by the Participant when he or she first elects or elected Payment Method 3 to apply to any portion of his or her Account that is attributable to an amount of the Participant’s Basic Salary the receipt of which is deferred under the Plan.

(2)             Notwithstanding any of the provisions of subsection 7.l(a)(l) hereof but subject to the provisions of subsection 7.l(b) hereof and the subsections of section 7 hereof that follow subsection 7.3 hereof, the following payment method election restrictions or conditions shall apply to the payment of the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount.

(A)         The Participant may not elect Payment Method I for payment of the portion of the Participant's Account that is attributable to the subject year’s Basic Salary deferred amount if he or she has elected Payment Method 2 for payment of the portion of the Participant's Account that is attributable to an amount of the Participant’s Basic Salary the receipt of which was deferred under the Plan for any Plan Year that was earlier than the Plan Year with respect to which the subject year’s Basic Salary deferred amount is deferred.

(B)          The Participant may not elect Payment Method 2 for payment of the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount if he or she has elected Payment Method 1 for payment of the portion of the Participant’s Account that is attributable to an amount of the Participant’s Basic Salary the receipt of which was deferred under the Plan for any Plan Year that was earlier than the Plan Year with respect to which the subject year’s Basic Salary deferred amount is deferred.

(C)          The Participant may not elect Payment Method 3 for payment of the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount unless Payment Method 3’s initial fixed commencement date is no earlier than the first day of the first March that begins after the end of the Plan Year in which occurs the fifth annual anniversary of the date on which the first credit of the subject year’s Basic Salary deferred amount is made to the Participant’s Account.

(D)         In the event the Participant fails in the applicable deferral form to make any payment method election at all for payment of the portion of the Participant’s Account that is attributable to the subject year’s  Basic Salary deferred amount and he or she has never elected either Payment Method 1 or Payment Method 2 for payment of the portion of the Participant’s Account that is attributable to an amount of the Participant’s Basic Salary the receipt of which was deferred under the Plan for any Plan Year that was earlier than the Plan Year with respect to which the subject year’s Basic Salary deferred amount is deferred, then he or she shall be deemed for all purposes of this subsection 7.1 to have elected Payment Method 2 (and to have chosen under such method that payment will be made in one lump sum payment) for payment of the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount.

(E)          In the event the Participant fails in the applicable deferral form to make any payment method election at all for payment of the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount but he or she has elected either Payment Method 1 or Payment Method 2 for payment of the portion of the Participant’s Account that is attributable to an amount of the Participant’s Basic Salary the receipt of which was deferred under the Plan for any Plan Year that was earlier than the Plan Year with respect to which the subject year’s Basic Salary deferred amount is deferred, then he or she shall be deemed for all purposes of this subsection 7.1 to have elected the same payment method for payment of the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount.

(3)                If the Participant elects to receive the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount under any payment method that provides for annual installments of two or more payments, then (i) the date as of which the first annual installment payment is to be made shall be determined under the provisions of subsection 7.1(a)(1) hereof that describe such payment method, (ii) the date as of which any annual installment payment other than the first annual installment payment is to be made shall be an annual anniversary of the date as of which the first annual installment payment is to be made, and (iii) the amount of each installment payment shall be equal to the quotient obtained by dividing the amount allocated to the portion of the Participant’s Account that is attributable to the subject year’s Basic Salary deferred amount as of the date of such installment payment by the number of installment payments still to be made to the Participant under the applicable payment method (including the subject installment payment).

(4)           Notwithstanding  any of the foregoing provisions of this subsection 7.1(a), if any portion of the subject year’s Basic Salary deferred amount is credited under the terms of the Plan to the Participant’s Account as of a date that is later than the latest date as of which a payment of the subject year’s Basic Salary deferred amount is to be made under the foregoing provisions of this subsection 7.1(a), then such portion of the subject year’s Basic Salary deferred amount shall be paid as of the date as of which such portion is credited under the terms of the Plan to the Participant’s Account.

(b)                  Subsequent Distribution Elections as to Commencement Date and Form of Payment.

(1)           If the Participant previously has elected under subsection 7.1(a) hereof to have any portion of his or her Account that is attributable to the amount of his or her Basic Salary that is earned in one or more specific Plan Years and the receipt of which has been deferred by the Participant under the Plan paid under Payment Method  I, he or she may, by completing a subsequent payment agreement and filing such agreement with a Plan representative not less than twelve months before the date on which he or she separates from service with the Company, elect to have Payment Method 1 be deemed for purposes of the Participant to be a payment method under which the entire portion of the Participant’s Account that is payable under Payment Method 1:

(A)         commences to be paid as of the first day of the first March that begins after the end of the Plan Year in which occurs the fifth anniversary of the date on which the Participant separates from service with the Company; and

(B)          is paid in annual payments over two to fifteen years (as chosen by the Participant when he or she elects to change the payment method represented as Payment Method 1).

However, such new election shall not become effective until at least twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the date on which the Participant separates from service with the Company occur prior to the expiration of such twelve month period).

(2)        If the Participant previously has elected under subsection 7.l(a) hereof to have any portion of his or her Account that is attributable to the amount of his or her Basic Salary that is earned in one or more specific Plan Years and the receipt of which has been deferred by the Participant under the Plan paid under Payment Method 2, he or she may, by completing a subsequent payment agreement and filing such agreement with a Plan representative not less than twelve months before the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company, elect to have Payment Method 2 be deemed for purposes of the Participant to be a payment method under which the entire portion of the Participant’s Account that is payable under Payment Method 2:

(A)         commences to be paid as of the first day of the first March that begins after the end of the Plan Year in which occurs the fifth anniversary of the date on which the Participant separates from service with the Company; and

(B)          is paid in one lump sum payment or in annual payments over two to fifteen years (as chosen by the Participant when he or she elects to change the payment method represented as Payment Method 2), provided that the number of annual payments to be made under the changed Payment Method 2 is different than the number of annual payments that were to be made under Payment Method 2 as in effect for the Participant before the change.

However, such new election shall not become effective until at least twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company occur prior to the expiration of such twelve month period).

(3)           If the Participant previously has elected under subsection 7.1(a) hereof to have any portion of his or her Account that is attributable to the amount of his or her Basic Salary that is earned in one or more specific Plan Years and the receipt of which has been deferred by the Participant under the Plan paid under Payment Method 3, he or she may, by completing a subsequent payment agreement and filing such agreement with a Plan representative not less than twelve months before the date as of which payments would commence under Payment Method 3 if no change was  made in such method, elect to have Payment Method 3 be deemed for purposes of the Participant to be a payment method under which the entire portion of the Participant’s Account that is payable under Payment Method 3:

(A)         commences to be paid as of the earlier of (i) the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company or the date immediately following the date which is six months after the date he or she separates from service with the Company) or (ii) any fixed date that is specified by the Participant in his or her new election under this subsection 7.l(b)(3) and that is no earlier than the first day of the first March that occurs on or after the fifth annual anniversary of Payment Method 3’s initial fixed commencement date; and

(B)          is paid in one lump sum payment or in annual payments over two to five years (as chosen by the Participant when he or she elects to change the payment method represented as Payment Method 3).

However, such new election shall not become effective until at least twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the date as of which payments would commence under Payment Method 3 if no change was made in such method occur prior to the expiration of such twelve month period).

7.2            General Distribution Rules for Deferred Incentive Award Payment.   Subject to the following provisions of this section 7 and the other provisions of the Plan, this subsection 7.2 concerns the rules for payment of the portion of the Account of a Participant that is attributable to the amount of his or her Incentive Award Payment that is otherwise payable to the Participant for services performed in the Fiscal Year that begins within any specific Plan Year but the receipt of which has been deferred by the Participant under the Plan (for purposes of this subsection 7.2, the “subject year’s Incentive Award Payment deferred amount”).  Payment of the subject year’s Incentive Award Payment deferred amount shall be determined pursuant to the provisions of subsection 7.I hereof in their entirety, except that each reference to “Basic Salary” contained in subsection 7.1 hereof (including each such reference that is part of a quoted phrase) shall for purposes of this subsection 7.2 be deemed to be a reference to “Incentive Award Payment.”

7.3            General Distribution Rules for Company Match Amounts.    Subject to the following provisions of this section 7 and the other provisions of the Plan, this subsection 7.3 concerns the rules for payment of the vested portion of the Account of a Participant that is attributable to the amount of all Company match amounts that are credited to such Account for all Plan Years (for purposes of subsection 7.3(a) hereof, the “Company match deferred amount”).

(a)                Initial Distribution Payment Method.

(1)        Subject to the provisions of subsections 7.3(a)(2) and (3) and 7.3(b) hereof and the subsections of section 7 hereof that follow this subsection 7.3 and to such administrative rules as the Committee may prescribe, the portion of the Participant’s vested Account that is attributable to the Company match deferred amount shall be paid in accordance with the payment method described in this subsection 7.3 (for purposes of this subsection 7.3, the “Company Match Payment Method”).  Under the Company Match Payment Method, the portion of the Participant’s vested Account that is attributable to the Company match deferred amount shall:

(A)         commence to be paid as of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company or the date immediately following the date which is six months after the date he or she separates from service with the Company); and

(B)      be paid in one lump sum payment or in annual payments over two to fifteen years (as can be chosen by the Participant by completing a payment agreement and filing such agreement with a Plan representative before the start of the first Plan Year with respect to which the Participant is an Eligible Employee and for which the Participant has any Aggregate Elective Deferrals as to which a Company match is credited to the Participant's Account under subsection 4.2 hereof).  In the event the Participant fails to complete or file such a payment agreement before the start of such first Plan Year, then he or she shall be deemed for all purposes of this subsection 7.3 to have chosen under the Company Match Payment Method that payment will be made in one lump sum payment.

(2)             If the Participant elects to receive the portion of the Participant’s vested Account that is attributable to the Company match deferred amount under the Company Match Payment Method in annual installments of two or more payments, then (i) the date as of which the first annual installment payment is to be made shall be determined under the provisions of subsection 7.3(a)(I)(A) hereof, (ii) the date as of which any annual installment payment other than the first annual installment payment is to be made shall be an annual anniversary of the date as of which the first annual installment payment is to be made, and (iii) the amount of each installment payment shall be equal to the quotient obtained by dividing the amount allocated to the portion of the Participant’s vested Account that is attributable to the Company match deferred amount as of the date of such installment payment by the number of installment payments still to be made to the Participant under the applicable payment method (including the subject installment payment).

(3)       Notwithstanding any of the foregoing provisions of this subsection 7.3(a), if any portion of the Company match deferred amount is credited under the terms of the Plan to the Participant’s Account as of a date that is later than the latest date as of which a payment of the Company match deferred amount is to be made under the foregoing provisions of this subsection 7.3(a), then, in the event the Participant is vested in the portion of his or her Account that reflects the Company match deferred amount, such portion of the Company match deferred amount shall be paid as of the date as of which such portion is credited under the terms of the Plan to the Participant’s Account.

(b)               Subsequent Distribution Elections as to Commencement Date and Form of Payment.  The Participant may, by completing a subsequent payment agreement and filing such agreement with a Plan representative not less than twelve months before the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company, elect to have the Company Match Payment Method be deemed for purposes of the Participant to be a payment method under which the entire portion of the Participant’s Account that is payable under the Company Match Payment Method:

(A)         commences to be paid as of the first day of the first March that begins after the end of the Plan Year in which occurs the fifth anniversary of the date on which the Participant separates from service with the Company; and

(B)          is paid in one lump sum payment or in annual payments over two to fifteen years (as chosen by the Participant when he or she elects to change the payment method represented as the Company Match Payment Method), provided that the number of annual payments to be made under the changed Company Match Payment Method must be different than the annual number of payments that were to be made under the Company Match Payment Method as in effect for the Participant before the change.

However, such new election shall not become effective until at least twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company occur prior to the expiration of such twelve month period).

7.4           Accelerated Distribution of Small Amounts.  Notwithstanding the provisions of subsections 7.1, 7.2, and 7.3 hereof, if the vested balance of the Participant's entire Account is less than $15,000 as of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company or the date immediately following the date which is six months after the date he or she separates from service with the Company), then the vested balance of the Participant's entire Account shall automatically be paid in one lump sum payment made as of such date and the Participant’s interest in the Plan shall thereupon be completely ended.

7.5           Specified Employees.

(a)                General Rules for Specified Employee Determinations.  For purposes of the provisions of subsections 7.1, 7.2, 7.3, and 7.4 hereof and all other provisions of the Plan, a Participant shall be deemed to be a “Specified  Employee” on each and any day that occurs during any twelve month period that begins on an April 1 and ends on the next following March 31 (for purposes of this subsection 7.5, the “subject period”) if, and only if, (i) on any day that occurs in  the twelve month period (for  purposes of this subsection 7.5, the “identification period”) that ends on the latest Identification Date that precedes the start of the subject period any corporation or organization that is then an Employer or Affiliate has stock which is publicly traded on an established securities market (within the meaning of Section 1.897-1(m) of the Treasury Regulations) or otherwise and (ii) the Participant meets either the criteria set forth in subsection 7.5(a)(l) hereof or the criteria set forth in subsection 7.5(a)(2) hereof.

(1)           The criteria under this subsection 7.5(a)(l) demands that the Participant both (i) is an officer of any Employer or Affiliate on any day that occurs in the identification period and (ii) he or she receives during the identification period an aggregate amount of Compensation from the Employers and Affiliates greater than $130,000 (as adjusted under Section 416(i) of the Code).  For this purpose and in accordance with the terms of Code Section 416(i) and the Treasury Regulations issued under Section 416 of the Code, no more than 50 employees (or, if less, the greater of three employees or 10% of the employees) of all of the Employers and Affiliates shall be treated as officers.

(2)           The criteria under this subsection 7.5(a)(2) demands that the Participant either: (i) is a 5% or more owner of any Employer or Affiliate on any day that occurs in the identification period; or (ii) both is a 1% or more owner of any Employer or Affiliate on any day that occurs in the identification period and receives during the identification period an aggregate amount of Compensation from the Employers and Affiliates greater than $150,000.  For purposes of this subsection 7.5(a)(2), a Participant is considered to own 5% or 1%, as the case may be, of any Employer or Affiliate if he or she owns (or is considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Employer or Affiliate (or, if the Employer or Affiliate is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Employer or Affiliate).

(b)               Definitions of Terms Used in Specified Employee Determinations.    For purposes of this subsection 7.5, the following terms of this subsection 7.5(b) shall have the meanings hereinafter set forth.

(1)           “Affiliate” means: (i) any member of an affiliated service group, within the meaning of Section 414(m) of the Code, which includes an Employer; and (ii) each other entity required to be aggregated with an Employer under Section 414(o) of the Code.

(2)           “Compensation” means, with respect to any Participant and for any specified period, the Participant’s compensation for such period that is received from the Employers and the Affiliates considered collectively and that is determined under Section 1.415(c)-(2)(a) of the Treasury Regulations, applied as if the Participant were not using any safe harbor provided in Section 1.415(c)-2(d) of the Treasury Regulations, were not using any of the special timing rules of Section 1.415(c)-2(e) of the Treasury Regulations, and were not using any of the special rules provided in Section 1.415(c)-2(g) of the Treasury Regulations.

(3)           “Identification Date” means December 31.  In this regard, Macy’s has elected that December 31 serve as the identification date for purposes of determining Specified Employees in accordance with the provisions of Section 1.409A-l(i) of the Treasury Regulations.

7.6     Special In-Service Distribution for Unforeseeable Emergency. Notwithstanding any other provision of the Plan, a Participant may, by filing an appropriate form with the Committee, elect to have any portion of the amounts then allocated to his or her Account under the Plan distributed to him or her as of any date (for purposes of this subsection 7.6, the “payment date”) that occurs after such election is filed with the Committee because of an unforeseeable emergency, even if the payment date precedes the date as of which such portion of his or her Account would otherwise be paid under the foregoing provisions of this section 7.  A Participant may also, by filing an appropriate form with the Committee, elect, because of an unforeseeable emergency, to cancel and void in its entirety any election that he or she has in effect under the provisions of subsection 4.1 hereof to defer the receipt of any amount of Basic Salary or Incentive Award Payment that has not yet as of the payment date become payable and free of any substantial risk of forfeiture, and any such election shall be considered a request for a distribution for purposes of this subsection 7.6 that is made on the first date any such compensation has become payable and free of any substantial risk of forfeiture.

(a)                Conditions For Approval of Unforeseeable Emergency Distribution Request.  Any distribution requested under this subsection 7.6 because of an unforeseeable emergency shall be granted by the Committee if, and only if, the Committee determines  that the requested distribution meets all of the requirements set forth in subsection 7.6(b) and (c) hereof.

(b)               Unforeseeable Emergency Reason Requirements for Distribution.  Any distribution which is requested by a Participant under this subsection 7.6 because of an unforeseeable emergency must be requested by the Participant and certified by him or her to be on account of the Participant’s severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152 of the Code, without regard to Code Section 152(b)(l), (b)(2), and (d)(l)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances as a result of events beyond the control of the Participant.  The need to pay for the funeral expenses of a spouse or dependent (as defined in Section 152 of the Code, without regard to Code Section 152(b)(l), (b)(2), and (d)(l)(B)) of the Participant may also constitute an unforeseeable emergency for purposes of this subsection 7.6.  Written documentation of the reason for requesting the distribution shall be required.  Whether a distribution is requested on account of an unforeseeable emergency shall be determined by the Committee on the basis of all facts and circumstances.  In no event shall an unforeseeable emergency for purposes of this subsection 7.6 be deemed to exist for any reason that would not constitute an unforeseeable emergency under the provisions of Section 1.409A-3(i)(3) of the Treasury Regulations.

(c)                Financial Need Requirements for Distribution.  Any distribution which is requested by a Participant under this subsection 7.6 because of an unforeseeable emergency must also be necessary to satisfy the need for the distribution.  A distribution shall be deemed necessary to satisfy such need if, and only if, the conditions set forth in subsection 7.6(c)(l) and (2) hereof, and any other conditions imposed by the Committee in its discretion, are met.

(1)                        The Participant certifies and provides written evidence that the distribution is not in excess of the amount of the financial need of the Participant which has caused the Participant to request the distribution (taking into account, if applicable, any additional compensation that will become payable to the Participant by his or her canceling deferral elections under this Plan in accordance with the second sentence of this subsection 7.6).  The amount of financial need of the Participant may include an amount permitted by the Committee to cover federal, state, local, or foreign taxes which can reasonably be anticipated to result to the Participant from the distribution.

(2)                        The Participant certifies and provides written evidence (including, when applicable, a financial statement) that he or she cannot relieve his or her need for the distribution through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, or by cessation of deferrals under this Plan and other deferred compensation plans of the Company.  For purposes hereof, the Participant’s assets are deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant.

(d)               Limitation Applicable to Specified Employees.   Notwithstanding any of the foregoing provisions of this subsection 7.6, if (i) a Participant elects a distribution under this subsection 7.6 by reason of an unforeseeable emergency, (ii) the date on which the Participant separates from service with the Company precedes the date on which he or she makes such unforeseeable emergency distribution election under this subsection 7.6, (iii) the Participant is a Specified Employee on such separation from service date (as determined under the provisions of subsection 7.5 hereof), and (iv) the Participant elects a payment date under this subsection 7.6 that is earlier than the date immediately following the date which is six months after such separation from service date, then the Participant shall be deemed to have elected that such payment date shall be the date immediately following the date which is six months after such separation from service date.

7.7            Plan Payments Upon Participant's Death.

(a)                General Rules for Payments Upon Participant's Death.  If, with respect to any portion of a Participant’s Account, the Participant dies before the complete payment of the Participant’s Account (whether the Participant’s death occurs before any amounts allocated to such Account portion have begun to be paid under subsection 7.1, 7.2, or 7.3 hereof or on or after the date as of which any amounts allocated to such Account portion have begun to be paid under subsection 7.1, 7.2, or 7.3 hereof), then the Company shall make to the Participant’s Beneficiary all payments of the amounts allocated to such Account portion that would have been paid to the Participant after his or her death under the other provisions of subsections 7.1, 7.2, and 7.3 hereof had he or she not died (but had separated from service with the Company no later than his or her date of death) and at the same times and on the same schedules that would have applied had the Participant not died.

(b)               Credits After Participant's Death.  Notwithstanding any of the foregoing provisions of this subsection 7.7, if any amount is credited to a Participant’s Account under the terms of the Plan as of a date that is both after the Participant’s death and after the latest date as of which a payment of the Participant’s Account is to be made under the foregoing provisions of this subsection 7.7, then, in the event the Participant is vested in the portion of his or her Account that reflects such amount, such amount shall be paid to the Participant’s Beneficiary as of the date as of which such amount is credited under the terms of the Plan to the Participant’s Account.

7.8           Cash Form of Payment.  Any payment made under the Plan to a Participant (or a

Participant’s Beneficiary) shall be made in cash.

7.9           Distributions for Payment of Taxes.

(a)                Distribution for FICA and Related Income Taxes.

(1)            Notwithstanding any other provision of  the Plan, the Company shall have the right (without notice to or approval by a Participant, his or her Beneficiary, or any other person) to pay the Federal Insurance Contributions Act (for purposes of this subsection 7.9(a), "FICA") tax imposed under Code Sections 3101, 312l(a),  and 312l(v)(2) on compensation deferred under the Plan with respect to the Participant (for purposes of this subsection 7.9(a), the “FICA amount”), plus (i) any income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount and (ii) any additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes, from the compensation deferred under the Plan with respect to the Participant (or from any amounts otherwise payable by the Company to or on account of the Participant).

(2)            However, notwithstanding the foregoing, the total payment that is taken under the provisions of this subsection 7.9(a) from the compensation deferred under the Plan for the Participant must not exceed the aggregate of the FICA amount and the income tax withholding related to the FICA amount.

(3)            Also, to the extent payments made in accordance with the provisions of this subsection 7.9(a) are satisfied from the compensation deferred under the Plan for the Participant, then the balance in the Participant’s Account shall immediately be reduced by the amount of such payments and the amount of such payments shall be deemed a distribution to the Participant, his or her Beneficiary, or such other person, as the case may be.

(b)               Distributions for Benefit Payment Tax Withholding Requirements. Also notwithstanding any other provision of the Plan, the Company shall have the right (without notice to or approval by a Participant, his or her Beneficiary, or any other person) to withhold from any amounts otherwise payable by the Company to or on account of the Participant, or from any payment otherwise then being made by the Company to the Participant, his or her Beneficiary, or any other person by reason of the Plan, an amount which the Company determines is sufficient to satisfy all federal, state, local, and foreign tax withholding requirements that may apply with respect to such benefit payment made under the Plan. To the extent such tax withholding requirements are satisfied from any payment otherwise then being made by the Company to the Participant, his or her Beneficiary, or any other person by reason of the Plan, the amount so withheld shall be deemed a distribution to the Participant, his or her Beneficiary, or such other person, as the case may be.

7.10         Administrative Period To Make Payments.

(1)                 The other provisions of this section 7 provide that any payment that is made under the Plan shall occur “as of” a specific date and sometimes refer to such a date as a “commencement date” or a “payment date.”

(2)                 However, in accordance with the provisions of Section 1.409A-3(d) of the Treasury Regulations and in order to permit a reasonable administrative period for the Company to make payments required under the Plan, and notwithstanding any other provision of this section 7 or any other provision of the Plan, any payment that is made under the Plan to or with respect to a Participant may be made (and shall still be deemed to have been made as of the specific date as of which it is to be paid under the other provisions of the Plan as long as it is made) within the 60 consecutive day period that begins on such specified date.  The Company alone shall have the discretion to determine, within such 60 day period, the date as of which the payment is actually made.

7.11        Employer To Make Payment.    Any payment with respect to a Participant’s Account shall be the liability of and made by each Employer to the extent that such payment is attributable to the credits made under section 4 hereof that relate to or arise from service of the Participant as an Employee for that entity.  The determination of any Employer’s liability for any benefit payment under the Plan to a Participant shall be made by the Committee.

7.12        Facility of Payment.    Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Committee, is unable to properly manage the person’s financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select, and any such payment shall be deemed to be payment for such person’s account and shall be a complete discharge of all liability of the applicable Employer with respect to the amount so paid.

7.13        Deduction of Payments From Account.  Any payment, including an annual installment payment, of any portion of a Participant’s Account under the provisions of the Plan shall be charged, as of the date such payment is deemed to be made under the other provisions of this Plan, to such Account portion (or, in other words, deducted from the amounts then allocated to such Account portion).  Except as is otherwise provided under administrative policies adopted by the Committee, any such payment shall be charged among all of the types of assumed investments applicable to such Account portion, on a pro rata basis.

SECTION 8

ADDITIONAL MAINTENANCE OF ACCOUNT RULES

8.1          Valuation.   The balance of the Account of a Participant shall be determined periodically (under procedures adopted by the Committee) to reflect all amounts credited to the Account under the provisions of section 4 hereof since the latest preceding date on which the Account balance was determined, any assumed net investment gains and losses in the value of the Account's assumed investments under the provisions of section 5 hereof since the latest date on which the Account balance was determined, and any forfeitures or payments under the provisions of sections 6 and 7 hereof since the latest preceding date on which the Account balance was determined.

8.2          Account Statements. As soon as practical following the end of each Plan Year, each Participant (or, in the event of his or her death, his or her Beneficiary) shall be furnished a statement as of the last day of such Plan Year showing the balance of the Participant’s Account, the total increases and reductions made in the balance of such Account during such Plan Year, and, if amounts allocated to such Account are assumed to have been invested in securities, a description of such securities including the number of shares assumed to have been purchased by the amounts allocated to such Account.

8.3          Account Balance.    For purposes of the Plan, the amounts allocated to the Account of a Participant (i.e., the balance of such Account) at any specific time shall be deemed to be the net sum of amounts credited, charged, or otherwise allocated to such Account at such time under the other provisions of the Plan.

8.4          Cancellation of Account.  The Account of a Participant shall be cancelled, and the amount then allocated to such Account shall be reduced to zero, on the date as of which the entire amount allocated to the Account at such time is deemed to be paid to the Participant (or his or her Beneficiary under this Plan) and/or forfeited under the other provisions of the Plan.

SECTION 9

ADMINISTRATION OF PLAN

9.1          Administrator of Plan. Macy’s shall be the administrator of the Plan.  However, the Plan shall be administered on behalf of Macy’s by the Committee.   The Committee shall be the Pension and Profit Sharing Committee of Macy’s, unless and until the Board appoints a different committee to administer the Plan.

9.2          Powers of Committee.      The Committee, in connection with administering the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and is given complete discretionary authority to determine any person’s eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration.  The Committee shall determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons (subject only to the claims and appeal procedure provisions of subsection 9.7 hereof). The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly.

9.3          Actions of Committee.

(a)                Manner of Acting as Committee.  The Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members or any agent of it to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee.

(b)               Appointment of Agents.   The Committee may appoint or employ such counsel, auditors, physicians, clerical help, actuaries, and/or any other agents as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan, and any agent it so employs may carry out any of the responsibilities of the Committee that are delegated to him or her with the same effect as if the Committee had acted directly.  The Committee may provide for the allocation of responsibilities for the operation of the Plan.

(c)                Conflict of Interest of Committee Member.     Any member of the Committee who is also a Participant in the Plan shall not participate in any meeting, discussion, or action of the Committee that specifically concerns his or her own situation.

9.4          Compensation of Committee and Payment of Administrative Expenses.  The members of the Committee shall not receive any extra or special compensation for serving as the administrative committee with respect to the Plan and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.  All expenses of the administration of the Plan shall be paid by the Company.

9.5          Limits on Liability.   The Company shall hold each member of the Committee harmless from any and all claims, losses, damages, expenses, and liabilities arising from any act or omission of the member under or relating to the Plan, other than any expenses or liabilities resulting from the member’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

9.6          Methods for Making Deferral or Other Agreement.    The Committee may adopt  procedures so that any deferral or other agreement that may be entered into by a Participant under the Plan may be made through (i) a written form prepared or approved for this purpose by the Committee and filed with a Plan representative, (ii) a communication to a Plan representative under a telephonic or electronic system approved by the Committee, or (iii) under any other method approved by the Committee, with the specific method or methods to be used to be chosen in its discretion by the Committee. The Committee may choose different methods to apply to Participants in different situations (i.e., requiring a written form to be used for new Participants but a telephonic or electronic system to be used for other Participants).  Regardless of what agreement method is to be used for a Participant, if the Participant properly enters into an agreement applicable to the Plan or amends such an agreement under the method for doing so which applies to him or her and the type of election he or she is making, for all other provisions of the Plan he or she will be deemed to have “filed” with a Plan representative such agreement or amendment on the day he or she completes all steps required by such method to enter into such agreement or amendment.

9.7       Claims Procedures.

(a)                   Initial Claim.   If a Participant, a Participant’s Beneficiary, or any other person claiming through a Participant has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of Plan benefit paid, or as to any other matter involving the Plan, the person may file a claim for the benefit or relief believed by the person to be due.   Such claim must be provided by written notice to the Committee.  The Committee shall decide any claims made pursuant to this subsection 9.7.

(b)        Rules If Initial Claim Is Denied.  If a claim made pursuant to subsection 9.7(a) hereof is denied, in whole or in part, the Committee shall generally furnish notice of the denial in writing to the claimant within 90 days (or, if a Participant’s disability is material to the claim, 45 days) after receipt of the claim by the Committee; except that if special circumstances require an extension of time for processing the claim, the period in which the Committee is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (or, if a Participant's disability is material to the claim, 30  days), and the Committee shall provide the claimant within the initial 90-day (or 45-day) period a written notice indicating the reasons for the extension and the date by which the Committee expects to render the final decision.

(c)                Final Denial Notice.  If a claim made pursuant to subsection 9.7(a) hereof is denied, in whole or in part, the final notice of denial shall be written in a manner designed to be understood by the claimant and set forth (i) the specific reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the claimant wishes to appeal such denial of his or her claim, including the time limits applicable to making a request for an appeal and, in the event the claim is one for benefits under the Plan, a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

(d)               Appeal of Denied Claim.   Any claimant who has a claim denied under subsection 9.7(a), (b), and (c) hereof may appeal the denied claim to the Committee.  Such an appeal must, in order to be considered, be filed by written notice to the Committee within 60 days (or, if a Participant's disability is material to the claim, 180 days) of the receipt by the claimant of a written notice of the denial of his or her initial claim.

(1)       If any appeal is filed in accordance with such rules, the claimant (i) shall be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and (ii) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim.

(2)       A formal hearing may be allowed in its discretion by the Committee but is not required.

(e)                Appeal Process. Upon any appeal of a denied claim, the Committee shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and generally decide the appeal within 60 days (or, if a Participant’s disability is material to the claim, 45 days) after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided may be extended for up to an additional 60 days (or, if a Participant’s disability is material to the claim, 45 days) and the Committee shall provide the claimant written notice of the extension prior to the end of the initial period.  However, if the decision on the appeal is extended due to the claimant's failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

(f)                Appeal Decision Notice If Appeal Is Denied.   If an appeal of a denied claim is denied, the decision on appeal shall (i) be set forth in a writing designed to be understood by the claimant, (ii) specify the reasons for the decision and references to pertinent provisions of this Plan on which the decision is based, and (iii) contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and, in the event the appeal involves a claim for benefits under the Plan, of the claimant's right to bring a civil action under Section 502(a) of ERISA.  The decision on appeal shall generally be furnished to the claimant by the Committee within the applicable appeal period that is described above.

(g)                Special Disability Claims and Appeal Rules.  In the event a Participant’s disability is material to a claim or an appeal of a denied claim made under this subsection 9.7, the following provisions of this subsection 9.7(g) shall also apply to such claim or appeal, notwithstanding any other provisions set forth in this subsection 9.7.

(1)               If a Participant’s disability is material to a claim or an appeal of a denied claim made under this subsection 9.7, then the written notice as to any denial of the initial claim or the appeal, as appropriate, shall to the extent applicable include the information described in subsection 9.7(g)(l)(A) and (B) hereof.

(A)           If an internal rule, guideline, protocol, or other similar criterion (for purposes of this subsection 9.7(g)(l)(A) and collectively, a “rule”) was relied upon in making an adverse determination on the initial claim or on the appeal, then the applicable written notice (as to the denial of the initial claim or the appeal) shall contain either the specific rule or a statement that such rule was relied upon in making the adverse determination or the decision and that a copy of that rule will be provided to the claimant free of charge upon request.

(B)           In addition, if an adverse determination on the initial claim or on the appeal is based on a medical necessity or experimental treatment or similar exclusion or limit, then the applicable written notice (as to the denial of the initial claim or as to the decision on the appeal) shall contain either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such explanation will be provided to the claimant free of charge upon request.

(2)               Further, if a Participant’s disability is material to an appeal of a denied claim made under this subsection 9.7, then:

(A)           the claim shall be reviewed on the appeal without deference to the initial adverse benefit determination and the review shall be conducted by an appropriate fiduciary of the Plan who is neither the individual who made the initial adverse benefit determination that is the subject of the appeal nor the subordinate of such individual;

(B)           in the event the initial adverse benefit determination was based in whole or part on medical judgment, an appropriate Plan fiduciary shall, in considering such medical judgment under the appeal, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment (and who is neither an individual who  was consulted in connection with the initial adverse benefit determination that is the subject of the appeal nor the subordinate of any such individual); and

(C)           any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the initial adverse benefit determination shall be identified, without regard to whether the advice was relied upon in making the benefit determination.

(h)               Miscellaneous Claims Procedure Rules.  A claimant may appoint a representative to act on his or her behalf in making or pursuing a claim or an appeal of a claim.  In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this subsection 9.7 in order to carry out the claim procedures of this Plan.

SECTION 10

FUNDING OBLIGATION

10.1        General Rule for Source of Benefits.   Except as is otherwise provided herein, any payment of any benefit provided under the Plan to or on account of a Participant shall be made from the general assets of the Employer or Employers which are liable for such payment (under the provisions of subsection 7.11 hereof).  Notwithstanding any other provision of the Plan, neither the Participant, his or her Beneficiary, nor any other person claiming through the Participant shall have any right or claim to any payment of the benefit to be provided pursuant to the Plan which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of such Employer or Employers.

10.2        “Rabbi” Trust.     Notwithstanding the provisions of subsection 10.1 hereof, Macy’s may, in its sole and absolute discretion, establish a trust (for purposes of this subsection 10.2, the “Trust”) to which contributions may be made by an Employer in order to fund the Employer’s obligations under the Plan.  If, and only if, Macy’s exercises its discretion to establish a Trust, the following paragraphs of this subsection 10.2 shall apply (notwithstanding any other provision of the Plan).

(a)                  Grantor Trust Requirement.    The part of the Trust attributable to any Employer’s contributions to the Trust (for purposes of this subsection 10.2, such Employer’s “Trust account”) shall be a “grantor” trust under the Code, in that such Employer shall be treated as the grantor of such Employer's Trust account within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

(b)                 Creditors Rights Under Trust When Employer Insolvent.  Any Employer’s Trust account shall be subject to the claims of such Employer’s creditors in the event of such Employer’s insolvency.  For purposes hereof, an Employer shall be considered “insolvent” if either (i) such Employer is unable to pay its debts as they become due or (ii) such Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(c)                  Contributions To Trust.  Except as may otherwise be required by the terms of the Trust itself, an Employer may make contributions to its Trust account for the purposes of meeting its obligations under the Plan at any time, and in such amounts, as such Employer determines in its discretion.

(d)                 Payments From Trust.  Any payment otherwise required to be made by an Employer under the Plan shall be made by such Employer’s Trust account instead of such Employer in the event that such Employer fails to make such payment directly and such Employer’s Trust account then has sufficient assets to make such payment, provided that such Employer is not then insolvent.  If such Employer becomes insolvent, however, then all assets of such Employer’s Trust account shall be held for the benefit of such Employer’s creditors and payments from such Employer’s Trust account shall cease or not begin, as the case may be.

(e)                  Remaining Liability of Employer.   Unless and except to the extent any payment required to be made pursuant to the Plan by an Employer is made by such Employer’s Trust account, the obligation to make such payment remains exclusively that of such Employer.

(f)                  Terms of Trust Incorporated.   The terms of the Trust are hereby incorporated by reference into the Plan.  To the extent the terms of the Plan conflict with the terms of the Trust, the terms of the Trust shall control.

SECTION 11

AMENDMENT AND TERMINATION OF PLAN

11.1        Right and Procedure to Terminate Plan.  Macy’s reserves the right to terminate the Plan in its entirety.

(a)                  Procedure To Terminate Plan.  The procedure for Macy’s to terminate the Plan in its entirety is as follows.  In order to completely terminate the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to terminate the Plan.  Such resolutions shall set forth therein the effective date of the Plan’s termination.

(b)                 Effect of Termination of Plan.  In the event the Board adopts resolutions completely terminating the Plan, no further benefits may be paid after the effective date of the Plan’s termination.  Notwithstanding the foregoing, the Plan’s termination shall not affect the payment (in accordance with the provisions of the Plan) of the Plan’s benefits attributable to compensation the deferral of which (i) has already been elected by a Participant or otherwise required under the terms of this Plan, and (ii) cannot still be voided by the Participant’s election or otherwise under the terms of Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, by the later of the effective date of the Plan's termination or the date such resolutions terminating the Plan are adopted.

11.2        Amendment of Plan.   Subject to the other provisions of this subsection 11.2, Macy’s may amend the Plan at any time and from time to time in any respect; provided that no such amendment shall decrease the benefits attributable to compensation the deferral of which (i) has already been elected by a Participant or otherwise required under the terms of this Plan, and (ii) cannot still be voided by the Participant’s election or otherwise under the terms of Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, by the later of the effective date of the amendment or the date the amendment is adopted.

(a)       Procedure to Amend Plan.    Subject to the provisions of subsection 11.2(b) hereof, in order to amend the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to amend the Plan. Such resolutions shall either (i) set forth the express terms of the Plan amendment or (ii) simply set forth the nature of the amendment and direct an officer of Macy’s to have prepared and to sign on behalf of Macy’s the formal amendment to the Plan. In the latter case, such officer shall have prepared and shall sign on behalf of Macy’s an amendment to the Plan which is in accordance with such resolutions.

(b)               Alternative Procedure To Amend Plan.  In addition to the procedure for amending the Plan set forth in subsection 11.2(a) hereof, the Board may also adopt resolutions, pursuant and subject to the regulations or by-laws of Macy’s and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to delegate to any officer of Macy’s or to the Committee the authority to amend the Plan.

(1)                   Such resolutions may either grant the officer or the Committee broad authority to amend the Plan in any manner the officer or the Committee deems necessary or advisable or may limit the scope of amendments he, she, or it may adopt, such as by limiting such amendments to matters related to the administration of the Plan.  In the event of any such delegation to amend the Plan, the officer or the Committee to whom or which authority is delegated shall  amend the Plan by having prepared and signed on behalf of Macy's an amendment to the Plan which is within the scope of amendments which he, she, or it has authority to adopt.  Also, any such delegation to amend the Plan may be terminated at any time by later resolutions adopted by the Board.

(2)                   In the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in subsection 11.2(a) hereof.

SECTION 12

MISCELLANEOUS

12.1        Delegation.   Except as is otherwise provided in sections 9 and 11 hereof, any matter or thing to be done by Macy's shall be done by its Board, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder.  Any such delegation shall be valid and binding on all persons, and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board, as the case may be.

12.2        Non-Alienation of Benefits.  Except to the extent required by applicable law, no Participant or Beneficiary may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable.  In the event of any attempt to alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Company hereunder, the Company shall have no further obligation to make any payments otherwise required of it hereunder (except to the extent required by applicable law).

12.3        No Spousal Rights.    Nothing contained in the Plan shall give any spouse or former spouse of a Participant any right to benefits under the Plan of the types described in Code Sections 401(a)(l1) and 417 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities).

12.4        Separation From Service.   For all purposes of the Plan, a Participant shall be deemed to have separated from service with the Company on the date he or she dies, retires, or otherwise has a separation from service with the Company’s controlled group.  The following provisions of this subsection 12.4 shall apply in determining when a Participant has incurred a separation from service with the Company’s controlled group.

(a)                    Effect of Leave of Service.    The Participant’s service with the Company’s controlled group shall be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence where there is a reasonable expectation that the Participant will return to perform services for the Company’s  controlled group (but not beyond the later of the date on which the leave has lasted for six months or the date on which the Participant no longer retains a right of reemployment with the Company’s controlled group under an applicable statute or by contract).

(b)                    Determination of Separation From Service.  For purposes of the Plan, a separation from service of the Participant with the Company’s controlled group as of any date shall be determined to have occurred when, under all facts and circumstances, either (i) no further services will be performed by the Participant for the Company’s controlled group after such date or (ii) the level of bona fide services the Participant will perform for the Company’s controlled group after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or as an independent contractor) by the Participant for the Company’s controlled group over the immediately preceding 36-month period (or the full period of the Participant’s service for the Company’s controlled group if such period has been less than 36 months.

(c)                    Controlled Group Definition.   For purposes of this subsection 12.4, the “Company’s controlled group” means, collectively, (i) each Employer and (ii) each other corporation or other organization that is deemed to be a single employer with an Employer under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes an Employer or under common control with an Employer), provided that such Code sections will be applied and interpreted by substituting “at least 50 percent” for each reference to “at least 80 percent” that is contained in Code Section 1563(a)(1), (2), and (3) and in Section 1.414(c)-2 of the Treasury Regulations.

12.5        No Effect on Employment.   The Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by the Plan except as specifically provided in the Plan.  The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the right of the Company to discharge any Employee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan..  Each Participant (and any Beneficiary of or other person claiming through the Participant) who may have or claim any right under the Plan shall be bound by the terms of the Plan.

12.6        Applicable Law.  The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

12.7        Separability of Provisions.  If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

12.8        Headings.  Headings used throughout the Plan are for convenience only and shall not be given legal significance.

12.9        Counterparts.  The Plan may be executed in any number of counterparts, each of which shall be deemed an original.   All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

12.10      Application of Code Section 409A.  The Plan is intended to satisfy and comply with all of the requirements of Section 409A of the Code and any Treasury Regulations issued thereunder.  The provisions of the Plan shall be interpreted and administered in accordance with such intent.

IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Macy’s, Inc., the sponsor of the Plan, has caused its name to be subscribed to this Plan document, to be effective as of January 1, 2014.

                                                                        MACY’S, INC.

                                                                        By:   David W. Clark

                                                                        Title: EVP Human Resources

                                                                        Date:  10/17/13